Exhibit 13

Index of Materials:

TTW1: GolfSuites’ webpage – “About Us”	1
TTW2: GolfSuites’ webpage – “The Company”	10
TTW3: GolfSuites’ webpage – “Offering”	25

Where golf entertainment and game improvement meet A B O U T U S A True Focus On Delivering Exceptional Customer Experiences We have merged our passion for golf with our business acumen to create something that is unlike anything golfers and non-golfers alike have ever experienced. To better understand our company, take some time to get to know us below.

GolfSuites

FEATURES

GolfSuites Will Feature:

Real-Time Game Simulation

The architect-inspired driving range and putting courses will include “true” green sites, a short game area and simulated hazard designs, along with a featured driving grid for tee shots and multiple skills contests.

State-Of-The-Art Technology

Our intended use of state-of-the-art launch monitor technology will allow players to measure and track ball and club data to within inches of targets rather than yards, which other high-tech golf driving ranges provide.

A Personalized Experience

During your time at a GolfSuites location, you'll have access to semi-private standard and private upgraded golf suites with in-suite gaming, media, charging ports, WiFi, superior food and drink service.

Holistic Game Improvement

GolfSuites will also include a tour-like game improvement academy featuring swing analysis and coaching, mental performance coaching, fitness training and rehabilitation and Men's and Women's member locker rooms.

FEATURES

How We Are Merging Golf Entertainment and Game Improvement

We will use the funds from our private and public capital raises to develop golf entertainment facilities that offer a fun, inclusive and engaging environment for recreational golfers and more serious players alike. We want players of every skill level to improve their game using our intended state-of-the-art launch monitor technology that provides a highly-realistic golf simulation in a comfortable suite. An enhanced feature of every GolfSuites' location is our exclusive Golf Academy, based on PGA® Professional, NBC Golf Academy® featured instructor and GolfSuites Co-Founder Kyle Morris and his successful studio, The Golf Room, in Columbus, Ohio.

THE ATMOSPHERE

GolfSuites will offer fun, entertainment, high-quality food, creative menus, unique beverages and golf built around a two – four level structure. Each facility will consist of 60-100 climate-controlled semi-private and private suites that will offer comfortable seating, special computer tracking to monitor golf gaming and ball flight data, tee boxes, and large screen monitors to watch the big game or your favorite show. VIP memberships will be offered providing guests with greater access, amenities and benefits. Every GolfSuites location will be equipped with Men’s and Women’s member locker rooms (Level 1), sheltered arrival zones and valet parking, online reservation systems and more. S U P E R I O R T E C H N O LO G Y We intend to leverage state-of-the-art Doppler Radar-based launch monitor technology that will allow guests to play with the most accurate ball-tracking system available and will measure their ball-flight within three to four inches versus other facilities that only measure to the yard. Inside the facility, players will also have the opportunity to play simulated golf on famous golf courses and capture video swing analysis and gaming that can be recorded and shared with others on social media.

5
178 yds
3
124 yds
4
165 yds
2
85 yds
BULLSEYE
HIT IT!
CAPTURE
THE FLAG
1

FOOD AND BEVERAGE

Each location will feature chef-inspired menu offerings, regional specialties, local farm-to-table sourcing and regional craft beers.



GOLFSUITES' GOLF ACADEMY

GolfSuites' Golf Academy will be based on PGA® Professional and NBC Golf Academy® featured instructor and GolfSuites Co-Founder Kyle Morris and his successful studio, The Golf Room in Columbus, Ohio. Kyle's advanced training and coaching techniques are aimed at improving the overall golf game of aspiring players of all ages and skill level. Located on the ground-floor level, the Golf Academy will consist of golf instruction, golf coaching, junior golf recruitment and advisory services, fitness and rehabilitation therapy, mental sports performance training, Men's and Women's locker rooms and custom golf club and equipment fitting.

CO N TACT Get In Touch If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today. Name Email Address How Did You Hear About Us? Message

SUBMIT

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

SITE

CONTACT

Get In Touch

 Regulation A+ Offering for GolfSuites 1, Inc.: AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE SEC HAS QUALIFIED THAT OFFERING STATEMENT, WHICH ONLY MEANS THAT THE COMPANY MAY MAKE SALES OF THE SECURITIES DESCRIBED BY THE OFFERING STATEMENT. IT DOES NOT MEAN THAT THE SEC HAS APPROVED, PASSED UPON THE MERITS OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THE INFORMATION IN THE OFFERING STATEMENT. YOU MAY OBTAIN A COPY OF THE OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/1765347/000114420419027542/tv522204_253g2.htm Regulation A+ Offerings for GolfSuites 2, Inc., GolfSuites 3, Inc., GolfSuites 4, Inc., GolfSuites 5, Inc. and GolfSuites 6, Inc. (each “the Company”): NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENTS REGARDING THESE OFFERINGS HAVE BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: GolfSuites 2 https://www.sec.gov/Archives/edgar/data/1774902/000114420419040644/tv527888_partiiandiii.htm GolfSuites 3

Home About Company Offering Careers Contact Get In Touch info@golfsuites.com Get Connected For Media Inquiries Please Contact: John Galvin GolfSuites / KGEM Golf, Inc. E john@golfsuites.com https://www.sec.gov/Archives/edgar/data/1774903/000114420419040645/tv527889_partiiandiii.htm GolfSuites 4 https://www.sec.gov/Archives/edgar/data/1774904/000114420419040648/tv527890_partiiandiii.htm GolfSuites 5 https://www.sec.gov/Archives/edgar/data/1774905/000114420419040650/tv527891_partiiandiii.htm GolfSuites 6 https://www.sec.gov/Archives/edgar/data/1774901/000114420419040653/tv527892_partiiandiii.htm Regulation D 506c offering for KGEM Golf, Inc.: THE REGULATION D OFFERING IS MADE ONLY TO PERSONS WHO ARE “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT). Forward Looking Statements THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. © 2019 KGEM Golf, Inc. All Rights Reserved. GolfSuites, the GolfSuites Logo, Find Your Suite Spot, and other trademarks are property of KGEM Golf, Inc.

Delivering fun with passion

OUR COMPANY

Improving Your Drive, Drives Us

Every decision we make for the future of GolfSuites is informed by our collective Mission, Vision and Values.

MISSION

To provide a fun, inclusive and engaging golf-themed entertainment facility centered on gaming, hospitality and game improvement while helping to grow the game of golf.

VISION

To be the destination of choice for golf-related gaming, game improvement, events, and entertainment across the US and internationally.

VALUES

- To treat all guests and associates with care and empathy as if they were family
- To provide an environment supporting fun, inclusivity and collaboration
- To provide state-of-the art technology, premium hospitality and passionate associates
- To deliver fun and exceptional and consistent customer service in all that we do

• To be considered a community asset and model business by associates, guests and local constituents

PARTNERSHIPS AND OPPORTUNITIES

Building Upon A Solid Foundation

Financial Opportunity

As part of our intended Reg A+ offering for GolfSuites 1 and our intended offerings for other GolfSuites entities, investors will own shares of Preferred Stock in GolfSuites, and if funds are legally available, will be paid monthly dividend payments from the time of investment starting one month afterwards, calculated at an 8% annual rate. Based on their investment level, investors will also qualify for special membership benefits and facility access, branded merchandise, food and beverage credits and other select personalized recognition items. Our Partnerships GolfSuites has begun to secure partnerships with best-in-class industry leaders and will continue to develop strategic relationships with major brands and value-added partners to provide the best experience for all guests. Our partnership with Kyle Morris and the Golf Room provides aspiring and more serious players with a “tour-like” holistic learning environment including swing instruction, fitness and rehabilitation, mental training, and college golf recruiting for elite juniors.

T H E E X P E RT S Meet Our Team Our experienced and talented team averages nearly 30 years each and is poised to create the next big thing in golf. Gerald Ellenburg Chairman & Chief Executive Officer Jerry has 35 years of experience in real estate ownership, management, and finance in multifamily properties and principal and over $750 million in debt and equity financings. He is a John Galvin Chief Marketing & Experience Officer John has 32 years in marketing, branding, experience design, advertising, and promotion for companies such as Ford, JP Morgan Chase, Citi, Lowe’s, Victoria’s Secret, Express, Champion

q y g graduate of the University of California, Berkeley, and is a California-licensed CPA (inactive). , , p , p Sportswear, Dick’s Sporting Goods, and many other major brands. John is a graduate of The Ohio State University. Ryan T. Koenig Development Director Ryan has spent over 20 years in real estate development and construction with companies including Wood Partners, Camden Properties, Turner Construction, and Zaremba Development. Ryan has overseen $500 million+ in completed construction. Kyle Morris Golf Director Kyle played eight years of professional golf on tour. Following eight professional wins, he created The Golf Room, a holistic coaching facility in Dublin, Ohio. He was named by Golf Digest as one of the Best Young Instructors, and was included in Best Teachers in the State of Ohio. He also received a Master Certification with Trackman and serves as an NBC Golf Channel Academy Lead Coach. Kyle is a graduate of Seton Hall University.

Nicholas V. Flanagan President & Chief Operating Officer Nick is a seasoned executive with over 30 years of experience. Prior to joining GolfSuites, he was the Senior Vice President of Restaurant and Retail Operations for Cracker Barrel Old Country Store, Inc. He has also served in leadership roles at Metromedia Restaurant Group and S&A Restaurant Group. Nick is a graduate of the University of Central Florida. Tom LaPlante Chief Technology & Strategy Officer Tom is the former CIO of TopGolf and has more than 30 years of experience and a broad background in the fields of management consulting, travel, hospitality, retail, casino, and entertainment. Tom is a graduate of the University of Georgia.

David A. Morris III Consulting Chief Financial Officer David has over 30 years of experience in finance and financial forensics. David will oversee tax planning, compliance, accounting, audit, forecasts and investment analysis. Mr. Morris’ career has included the Vice-Presidency of Finance at Belz Enterprises, a large real estate development and management company, and other major corporations. David is a graduate of the University of Wisconsin, La Crosse, and is a Tennessee-licensed CPA. Scott McCurry Vice President of Operations Scott is an Operations Executive with over 25 years of experience in the Hospitality and Entertainment Industry. Previously, Scott was the National Director of Topgolf. At Topgolf he opened the first venue that started the growth of the brand. Building the six venue brand to over Scott Smylie Rod Turner

 General Counsel & Secretary During his career, Scott has represented real estate developers, lenders, landlords and tenants, and business entities in a variety of corporate and real estate-related transactions. Scott earned his Juris Doctor and his Master’s of Science in Real Estate from the University of Florida. Strategic Advisor Rod is the founder and CEO of Manhattan Street Capital. Rod was a senior executive at Symantec from Jan 1985 to March 1993 and has played a key role in building successful companies including Symantec/Norton (SYMC), Ashton-Tate (TATE), MicroPort and Knowledge Adventure. Rod co-founded Irvine Ventures in 1999. Michael Zylstra Chief Administrative Officer Michael is the former VP, General Counsel, and Corporate Secretary of Cracker Barrel Old Country Store, Inc., with over 26 years of experience in executive management, legal, litigation, risk management, human resources, employee relations, and public company corporate governance. Ryan Ellenburg Capital Markets Associate Ryan has 18 years of experience in the construction, IT, and security technology sphere. He has overseen $300M of completed construction projects and $200M in IT/security infrastructure work. Ryan has worked for and represented companies such as Facebook, Google, Dropbox, Pandora, Home Depot, Publix, and more. J O I N T H E T E A M

O U R S TO RY About GolfSuites & KGEM Golf, Inc. Early days of KGEM Golf at site visits in Tampa, FL. KGEM Golf, Inc. (formerly KGE, LLC) was formed in 2016 to develop and operate a chain of golf entertainment and learning centers. In 2018 the company developed and registered the trade name “GolfSuites” along with other branded assets to better represent the company with target consumers, strategic partners and suppliers, media and other key stakeholders. GolfSuites will bring together the most realistic golf entertainment and holistic game improvement experience, including a 300+ yard driving range, simulated green sites and hazards, professional quality golf balls and equipment, coaching, restaurants, bars, multiple types of video and live music entertainment all under one roof. Our next generation, golf entertainment facility will leverage state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. Our facilities will be designed to effectively host corporate meetings and team building events, fundraisers, family celebrations, national skill event qualifiers and professional showcase events. GolfSuites is targeting avid and novice golfers, families, Millennials and other segments seeking recreation and entertainment in golf complexes. The company will initially be sourcing and satisfying ongoing development and operational capital needs from several sources including the use of six (6) Regulation A+ funding rounds starting with GolfSuites 1 (Midwest Region), which is currently accepting investments. CO N TACT Get In Touch If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today. Name

Email Address How Did You Hear About Us? Message S U B M I T GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

Regulation A+ Offering for GolfSuites 1, Inc.: AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE SEC HAS QUALIFIED THAT OFFERING STATEMENT, WHICH ONLY MEANS THAT THE COMPANY MAY MAKE SALES OF THE SECURITIES DESCRIBED BY THE OFFERING STATEMENT. IT DOES NOT MEAN THAT THE SEC HAS APPROVED, PASSED UPON THE MERITS OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THE INFORMATION IN THE OFFERING STATEMENT. YOU MAY OBTAIN A COPY OF THE OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/1765347/000114420419027542/tv522204_253g2.htm

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved. S I T E Home About Company Offering Careers Contact C O N TA CT Get In Touch info@golfsuites.com Get Connected For Media Inquiries Please Contact: John Galvin GolfSuites / KGEM Golf, Inc. E john@golfsuites.com Regulation A+ Offerings for GolfSuites 2, Inc., GolfSuites 3, Inc., GolfSuites 4, Inc., GolfSuites 5, Inc. and GolfSuites 6, Inc. (each “the Company”): NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENTS REGARDING THESE OFFERINGS HAVE BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: GolfSuites 2 https://www.sec.gov/Archives/edgar/data/1774902/000114420419040644/tv527888_partiiandiii.htm GolfSuites 3 https://www.sec.gov/Archives/edgar/data/1774903/000114420419040645/tv527889_partiiandiii.htm GolfSuites 4 https://www.sec.gov/Archives/edgar/data/1774904/000114420419040648/tv527890_partiiandiii.htm GolfSuites 5 https://www.sec.gov/Archives/edgar/data/1774905/000114420419040650/tv527891_partiiandiii.htm GolfSuites 6 https://www.sec.gov/Archives/edgar/data/1774901/000114420419040653/tv527892_partiiandiii.htm Regulation D 506c offering for KGEM Golf, Inc.: THE REGULATION D OFFERING IS MADE ONLY TO PERSONS WHO ARE “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT). Forward Looking Statements THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. © 2019 KGEM Golf, Inc. All Rights Reserved. GolfSuites, the GolfSuites Logo, Find Your Suite Spot, and other trademarks are property of KGEM

Golf, Inc.

Evolving the game of golf

CHANGING THE FACE OF THE GOLF INDUSTRY

Join The Golf Evolution

Investment Opportunity Available To Investors Of All Wealth Levels

GOLFSUITES 1 REGULATION A+ OFFERING

This offering for GolfSuites 1 has been qualified by the SEC to sell shares under Regulation A+ to investors of all wealth levels. The company intends to raise up to $50M. Investors will be paid an annual dividend of 8% invested capital, paid monthly.* For many investors, the dividends may be tax-free for several years.**

INVEST IN GOLFSUITES 1 NOW

» Offering Circular

Today we are offering an investment in GolfSuites 1, the Midwest region. We intend to add five additional regions, subject to the SEC qualifying their Regulation A+ filings.


GolfSuites 1

Share Price

$5.20 per share

Minimum Investment Price

$500 per investor

Special Opportunity for Accredited Investors Only

REGULATION D 506C STOCK OFFERING IN KGEM GOLF, INC. (THE GOLFSUITES PARENT COMPANY)

Today we are presenting the opportunity for professional and accredited investors to invest in the parent, corporate company, KGEM Golf, Inc. (GolfSuites) in a $30 million Reg D offering. In addition to participating in our anticipated growth, we plan to distribute a tax-free dividend at the annual rate of 8% paid monthly. * For many investors, the dividends may be tax-free for several years.

INVEST IN REG D OFFERING

» View PPM

*Since the tax treatment of any distributions may vary according to the financial performance of the company, as well as the particular circumstances of the investor, investors should consult their own tax advisers, and should not assume that the distributions will be subject to the same tax treatment from year to year. GolfSuites 1, Inc. will not generate revenues or profits until the company has built facilities, and there is no guarantee that those facilities will be profitable. The company will set aside a capital reserve as investments are received; dividend payments will initially be made from this reserve. There can be no guarantee of future profits. **During the early years it is likely that dividend payments will be tax-free due to favorable real estate depreciation tax rules combined with the likely treatment of dividends as a tax-free return of capital to investors and thereafter as capital gains income for a limited period. The dividend will only be payable to the extent there are legally available funds. GolfSuites does not offer tax advice. Investors should consult their own tax adviser for information regarding their own tax situations. The broad appeal of new concepts like GolfSuites is apparent by reviewing some of the demographics of various golf facilities. TopGolf shows 51% of its audience are non-golfers and 54% are in the very desirable 18-34 age group, according to Sports Business Daily. Cities like Houston and Dallas each have four to five TopGolf locations. These facilities have the potential to generate gross revenue in excess of $300-500K each per week. Existing facilities are estimated to produce gross revenue of $15-25M annually based on location, facility size and population densities. In addition, the local economic impact of each of these facilities may be as much as $250 million over 10 years, based on primary research at 30+ sites, industry estimates, and TopGolf press releases and marketing materials. TopGolf has shown these facilities can draw large numbers of customers to their facilities. However, it is clear there is an under-supply of facilities to meet the acute demand for these golf-themed entertainment centers. Analysis of 1st, 2nd and 3rd level Metropolitan Service Areas (MSAs) in the US suggests there are opportunities for 1000+ facilities of varying sizes. These include many state capital cities, large urban metro areas, college towns and other population centers with favorable demographics.

The company will operate under the brand name “GolfSuites” and is a subsidiary of KGEM Golf, Inc. KGEM has six operating subsidiaries each covering a different region in the United States. The first region seeking funding, GolfSuites 1, is located as shown in the map.

The food and beverage segment of the $552B hospitality market consists of bars, restaurants, cafes and other food and beverage establishments. Food and beverage currently is a $16.25B industry and projected to grow to $26B by 2022. $26 billion Golf facilities make up a huge portion of the $84B golf industry, operating 15K locations that generate $33B of revenue. $33 billion

M E E T I N G M A R K E T D E M A N D Evolving The Golf Experience Over the last 20 years, traditional 18-hole golf course participation has been declining. This is not necessarily due to lack of interest, but rather to the challenges and issues surrounding the sport as it exists today. This includes three major factors: the time required to play 18 holes; the cost of equipment and course/membership fees; and the skill level required to play. However, golf participation, specifically first-time players, has grown steadily over the last five years and is projected to keep growing. Even more telling is the fact that very interested non-golfers who expressed an interest in playing grew from 8 million in 2013 to 15 million in 2017 according to the National Golf Foundation. This proves that the issue is not with the sport of golf, but with the overall golf course and practice range experience. For seasoned golfers, the concerns are unpredictable weather, course access and available tee times, lack of events, poor food and beverage options, among others. For new golfers, social and skill level intimidation is at the top of the list, followed by cost, golf course etiquette and dress requirements, and the cost of renting or buying equipment. GolfSuites is designed specifically to capitalize on these trends. New golfers are looking for more affordable, less time consuming, less intimidating ways to embrace the game. Entirely new types of facilities and experiences are coming to market in hybrid golf-themed entertainment venues. These facilities are designed not just for avid golfers, but tailored for beginners, family fun, entertainment, recreation, corporate and family events, and provide a more casual, party-like atmosphere.

“Off-course” golfers who didn’t play golf on a regular golf course during the past year but played at a modern driving range, golf entertainment venue like GolfSuites or on an indoor golf simulator grew to 8.3 million in 2017 according to a National Golf Foundation (NGF) survey. New hybrid golf and entertainment facilities are attracting first-time golfers at the rate of 51%. Technology is providing new capabilities, critical game improvement data, better engagement through gamification, customization and social sharing for both new and avid golfers. GolfSuites - Regulation A AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE SEC HAS QUALIFIED THAT OFFERING STATEMENT, WHICH ONLY MEANS THAT THE COMPANY MAY MAKE SALES OF THE SECURITIES DESCRIBED BY THE OFFERING STATEMENT. IT DOES NOT MEAN THAT THE SEC HAS APPROVED, PASSED UPON THE MERITS OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THE INFORMATION IN THE OFFERING STATEMENT. YOU MAY OBTAIN A COPY OF THE OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/1765347/000114420419027542/tv522 204_253g2.htm YOU SHOULD READ THE OFFERING CIRCULAR BEFORE MAKING ANY INVESTMENT.

*Data Source: IBISWorld, Indoor Sports Facilities Management Industry in the US, Industry Market Research Report, February 2018 Market size estimates are based on the Company’s internal analysis of primary research at 30+ sites, industry estimates, MSA data, and TopGolf press releases and marketing materials. CO N TACT Get In Touch If you have further questions or comments about our company or offering, or if you are interested in career opportunities at GolfSuites, contact us today. Name Email Address How Did You Hear About Us? Message

SUBMIT

GolfSuites is a next generation, golf entertainment and game improvement facility that leverages state-of-the-art technology, upgraded member and VIP amenities and superior hospitality to deliver engaging, fun customer experiences for both avid and recreational sports enthusiasts. In addition to delivering the most realistic golfing entertainment experience, there will be comfortable lounge areas for parties, entertainment, food and beverage service as well as opportunities for family, corporate and team building events.

© 2019 KGEM Golf, Inc. and GolfSuites. All rights reserved.

SITE

CONTACT

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Regulation A+ Offering for GolfSuites 1, Inc.: AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. THE SEC HAS QUALIFIED THAT OFFERING STATEMENT, WHICH ONLY MEANS THAT THE COMPANY MAY MAKE SALES OF THE SECURITIES DESCRIBED BY THE OFFERING STATEMENT. IT DOES NOT MEAN THAT THE SEC HAS APPROVED, PASSED UPON THE MERITS OR PASSED UPON THE ACCURACY OR COMPLETENESS OF THE INFORMATION IN THE OFFERING STATEMENT. YOU MAY OBTAIN A COPY OF THE OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: https://www.sec.gov/Archives/edgar/data/1765347/000114420419027542/tv522204_253g2.htm Regulation A+ Offerings for GolfSuites 2, Inc., GolfSuites 3, Inc., GolfSuites 4, Inc., GolfSuites 5, Inc. and GolfSuites 6, Inc. (each “the Company”): NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENTS REGARDING THESE OFFERINGS HAVE BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: GolfSuites 2 https://www.sec.gov/Archives/edgar/data/1774902/000114420419040644/tv527888_partiiandiii.htm GolfSuites 3 https://www.sec.gov/Archives/edgar/data/1774903/000114420419040645/tv527889_partiiandiii.htm

Home About Company Offering Careers Contact info@golfsuites.com Get Connected For Media Inquiries Please Contact: John Galvin GolfSuites / KGEM Golf, Inc. E john@golfsuites.com GolfSuites 4 https://www.sec.gov/Archives/edgar/data/1774904/000114420419040648/tv527890_partiiandiii.htm GolfSuites 5 https://www.sec.gov/Archives/edgar/data/1774905/000114420419040650/tv527891_partiiandiii.htm GolfSuites 6 https://www.sec.gov/Archives/edgar/data/1774901/000114420419040653/tv527892_partiiandiii.htm Regulation D 506c offering for KGEM Golf, Inc.: THE REGULATION D OFFERING IS MADE ONLY TO PERSONS WHO ARE “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT). Forward Looking Statements THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. © 2019 KGEM Golf, Inc. All Rights Reserved. GolfSuites, the GolfSuites Logo, Find Your Suite Spot, and other trademarks are property of KGEM Golf, Inc.